UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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ModusLink Global Solutions, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MODUSLINK REMINDS STOCKHOLDERS TO VOTE THE WHITE PROXY CARD TODAY

Company Urges Stockholders to Support ModusLink’s Two Highly-Qualified Nominees

WALTHAM, Mass., January 18, 2012 — ModusLink Global Solutions(TM), Inc. (NASDAQ: MLNK) today issued the following open letter to its stockholders:

January 18, 2012

Dear Fellow Stockholder:

ModusLink’s 2011 Annual Meeting of Stockholders (the “Meeting”) is being held this Friday, January 20, 2012 at 9:00 am ET.

We are writing to remind all of our stockholders to protect the value of your ModusLink investment and vote FOR ModusLink’s highly-qualified, experienced and independent director nominees - Thomas H. Johnson and Jeffrey J. Fenton. PLEASE USE THE WHITE PROXY CARD TO VOTE BY TELEPHONE OR INTERNET TODAY TO MAKE SURE THAT ALL YOUR SHARES ARE VOTED AT THIS IMPORTANT MEETING.

We are confident that our Board and management, including our director nominees, are the right team to continue leading ModusLink as we execute our plan to set the Company on a path to sustained growth in revenue and profits, and also continue to conduct a comprehensive review of strategic alternatives to enhance stockholder value.

Both ModusLink director nominees, like every member of the Company’s Board, are committed to representing the interests of all ModusLink stockholders, not those of one stockholder.

In contrast, Peerless Systems, which owns approximately 2.4 percent of ModusLink stock, is seeking to gain control of 25 percent of the Board, a percentage that is vastly disproportionate to Peerless’ recent and limited ownership. In addition, the Peerless nominees are not familiar with ModusLink or its industry and have failed to provide any strategic or operational suggestions that might lead to improved stockholder value creation.

If elected, the Peerless nominees could interrupt the ongoing implementation of ModusLink’s strategic plan, disrupt the current review of strategic alternatives, reduce the level of relevant experience on the Board and negatively impact stockholder value.

We urge you not to risk the Company’s future by exposing ModusLink to Peerless Systems and its nominees. Vote the WHITE proxy card today by Internet or telephone.

The ModusLink Board of Directors also urges stockholders to discard any gold proxy card you receive from Peerless Systems. Do not vote the gold proxy card at all, even as a vote against Peerless Systems’ nominees, as doing so will cancel your previous vote for ModusLink’s director nominees.

Remember, only your last dated proxy will count. If you have already voted using a gold proxy card sent to you by Peerless Systems, you can revoke it by using the WHITE proxy card to vote by Internet or telephone.

Your vote is important, no matter how many shares you own. ModusLink stockholders of record as of the close of business on December 1, 2011 are entitled to vote at the Meeting. SINCE TIME IS OF THE ESSENCE, VOTE THE WHITE PROXY CARD TODAY.

Stockholders who have questions about how to vote their shares, or need additional assistance, should contact ModusLink’s proxy solicitor, Innisfree M&A Incorporated, toll-free at (877) 750-5836 (banks and brokers may call collect at (212) 750-5833).

Sincerely,

Francis J. Jules	Joseph C. Lawler
Chairman of the Board	President and Chief Executive Officer
ModusLink Global Solutions, Inc.	ModusLink Global Solutions, Inc.

The January 20th Meeting Date is Fast Approaching –

Please Vote Today by Telephone or Internet

If you have questions about how to vote your shares, or need additional assistance,

please contact the firm assisting us in the solicitation of proxies:

INNISFREE M&A INCORPORATED

Stockholders Call Toll-Free: (877) 750-5836

Banks and Brokers Call Collect: (212) 750-5833

REMEMBER:

We urge you NOT to vote using any Gold proxy card sent to you by

Peerless, as doing so will revoke your vote on the WHITE proxy card.

About ModusLink

ModusLink Global Solutions, Inc. designs and executes global value chain strategies to solve clients’ cost, time-to-market, customer satisfaction and revenue objectives. Our supply chain, aftermarket, e-Business and entitlement management solutions support the end-to-end product lifecycles of the world’s leading technology and consumer goods companies. ModusLink has more than 25 years of experience executing complex supply chain processes such as sourcing, configuration and fulfillment. We can manage these critical functions seamlessly with a client’s global e-Business initiative or an integrated aftermarket program, including alternative channel recovery for at-risk inventory. Backed by a footprint of more than 25 solution centers in 15 countries, ModusLink clients can react quickly to shifting market dynamics impacting value chain performance and revenues. For more information about ModusLink’s flexible, scalable and sustainable solutions, visit www.moduslink.com or www.valueunchained.com, the blog for value chain professionals.

ModusLink Global Solutions is a trademark of ModusLink Global Solutions, Inc. All other company names and products are trademarks or registered trademarks of their respective companies.

Forward Looking Information

This release contains forward-looking statements, which address a variety of subjects including, for example, the potential benefits of the continued implementation of the Company’s strategic plan to set the Company on a path to sustained growth in revenue and profits and the potential benefits of the review of strategic alternatives to enhance stockholder value. All statements other than statements of historical fact, including without limitation, those with respect to the Company’s goals, plans, expectations and strategies set forth herein are forward-looking statements. The following important factors and uncertainties, among others, could cause actual results to differ materially from those described in these forward-looking statements: the Company’s success, including its ability to meet its revenue, operating income and cost savings targets, maintain and improve its cash position, expand its operations and revenue, lower its costs, improve its gross margins, reach and sustain profitability, reach its long-term objectives and operate optimally, depends on its ability to execute on its business strategy, including its investment and costs savings plan and the continued and increased demand for and market acceptance of its services; global economic conditions, especially in the technology sector are uncertain and subject to volatility; demand for our clients’ products may decline or may not achieve the levels anticipated by our clients; the Company’s management may face strain on managerial and operational resources as they try to oversee the expanded operations; the Company may not realize the expected benefits of its restructuring and cost cutting actions; the Company may not be able to expand its operations in accordance with its business strategy; the Company’s cash balances may not be sufficient to allow the Company to meet all of its business and investment goals; the Company may experience difficulties integrating technologies, operations and personnel in accordance with its business strategy; the Company derives a significant portion of its revenue from a small number of customers and the loss of any of those customers could significantly damage the Company’s financial condition and results of operations; the Company frequently sells to its supply chain management clients on a purchase order basis rather than pursuant to contracts with minimum purchase requirements, and therefore its sales and the amount of projected revenue that is actually realized are subject to demand variability; risks inherent with conducting international operations; tax rate expectations are based on current tax law and current expected income and may be affected by the jurisdictions in which profits are determined to be earned and taxed, changes in estimates of credits, benefits and deductions, the resolution of issues arising from tax audits with various tax authorities, including payment of interest and penalties and the ability to realize deferred tax assets; there can be no assurance that the Company will be able to utilize its tax attributes at any time in the future; the mergers and acquisitions and IPO markets are inherently unpredictable and liquidity events for companies in the Company’s venture capital portfolio may not occur; increased competition and technological changes in the markets in which the Company competes; and the Company’s review of strategic alternatives may not ultimately lead to a transaction that results in increased value to its stockholders. For a detailed discussion of cautionary statements that may affect the Company’s future results of operations and financial results, please refer to the Company’s filings with the Securities and Exchange Commission, including the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Forward-looking statements represent management’s current expectations and are inherently uncertain. We do not undertake any obligation to update forward-looking statements made by us.

Important Additional Information

On December 2, 2011, ModusLink filed with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement in connection with its 2011 annual meeting of stockholders (the “2011 Annual Meeting”) and has mailed the definitive proxy statement to its stockholders. The definitive proxy statement contains important information concerning the identity and interests of ModusLink’s directors, director nominees and certain of its officers and employees that may be deemed, along with ModusLink, to be participants in the solicitation of ModusLink’s stockholders in connection with the 2011 Annual Meeting.

Copies of ModusLink’s definitive proxy statement, any other relevant documents and other materials filed with the SEC concerning ModusLink, when filed, may be obtained free of charge at www.sec.gov and www.ir.moduslink.com. The definitive proxy statement and any other relevant documents filed with the SEC contain (or will contain) important information, and stockholders should carefully read the definitive proxy statement, the accompanying WHITE proxy card and other materials filed with the SEC when they become available before making any voting decision.

Contacts:

ModusLink Global Solutions:

Robert Joyce, 781-663-5120

Director, Investor Relations

ir@moduslink.com

Joele Frank, Wilkinson, Brimmer, Katcher

Joele Frank / Kelly Sullivan / Averell Withers

212-355-4449